Exhibit 4(q)

                  PAYING AGENT, REGISTRAR & TRANSFER AGENT AND
                         AUTHENTICATING AGENT AGREEMENT

      THIS AGREEMENT is dated as of March 23, 2005, and shall remain in effect thereafter, among JPMorgan Chase & Co., a corporation organized under the laws of the State of Delaware (the "Issuer"), Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), a New York banking corporation (the "Trustee"), and JPMorgan Chase Bank, National Association, a national banking association (the "Bank").

                                   WITNESSETH:

      WHEREAS, the Issuer has entered into an Indenture, dated as of May 25, 2001 (the "Indenture"), with the Trustee, pursuant to which the Issuer may issue its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms thereof;

      WHEREAS, the Issuer wishes to appoint the Bank as paying agent, registrar and transfer agent under the Indenture;

      WHEREAS, the Issuer and the Trustee wish to appoint the Bank as Authenticating Agent under the Indenture;

      WHEREAS, all things necessary to make this Agreement a valid agreement according to the terms of the Indenture have been done;

      NOW, THEREFORE, the Issuer, the Trustee and the Bank, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby mutually covenant and agree as follows:

      SECTION 1. Paying Agent. (a) Appointment. In accordance with and subject to Section 3.04 of the Indenture, the Issuer hereby appoints the Bank, and the Bank hereby accepts such appointment, to act, on the terms and conditions specified herein, as paying agent (the "Paying Agent") in connection with any series of Securities issued under the Indenture, unless the parties hereto otherwise agree to the contrary.

      (b) Availability of Funds. The Issuer shall assure that funds are available to the Paying Agent not later than 12:00 noon New York City time on or prior to each due date of the principal of or interest on the Securities of any series, in immediately available funds sufficient to pay the principal of, and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) as the case may be. The Issuer shall promptly notify the Trustee of any failure to take such action. When used herein, the terms "principal" and "interest" shall have the meanings ascribed to them in Section 1.01 of the Indenture.


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      (c) Application of Funds; Return of Unclaimed Funds. Until used or applied as herein provided and except as otherwise provided in the terms of any series of Securities, all funds made available to the Paying Agent hereunder shall be held for the purposes for which they were received but need not be segregated from other funds except to the extent required by law.

      (d) Agreements with the Trustee. The Paying Agent shall (i) hold all sums received by it as such agent for the payment of the principal of or interest on any Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series or the Coupons appertaining thereto, if any, or of the Trustee, and (ii) give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities when the same shall be due and payable.

      (e) No Agency Relationship. In acting under this Agreement or in connection with any series of Securities issued under the Indenture, the Paying Agent is acting solely as agent of the Issuer and shall not assume any relationship of agency or trust for or with any Securityholder, except that all funds held by the Bank for payment of principal of or interest on the Securities shall be held in trust by it and applied to payments of the Securities subject to the limitations set forth herein and in the terms of the Security.

      SECTION 2. Registrar and Transfer Agent. (a) Appointment. The Issuer hereby appoints the Bank, and the Bank hereby accepts such appointment, to act, on the terms and conditions specified herein, as registrar and transfer agent (the "Registrar and Transfer Agent") in connection with any series of Securities issued under the Indenture, unless the parties hereto otherwise agree to the contrary.

      (b) Rights and Obligations. The Registrar and Transfer Agent shall have the same rights and obligations with respect to the registration and transfer of any series of Securities that the Issuer has outstanding under Sections 2.08 and
3.02 of the Indenture.

      SECTION 3. Authenticating Agent. (a) Appointment. In accordance with and subject to Section 6.13 of the Indenture, the Issuer and the Trustee hereby appoint the Bank, and the Bank hereby accepts such appointment, to act, on the terms and conditions specified herein, as authenticating agent (the "Authenticating Agent") on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.09 of the Indenture, unless the parties hereto otherwise agree to the contrary.

      (b) Representation and Warranty. The Authenticating Agent hereby represents and warrants that it is, and at all times during which this Agreement is


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in effect will be (i) a national association organized and doing business under the laws of the United States of America or of any State, (ii) authorized under such laws to exercise corporate trust powers, (iii) an institution having a combined capital and surplus of at least $5,000,000 (determined as provided in Section 6.09 of the Indenture with respect to the Trustee) and (iv) subject to supervision or examination by Federal or State authority.

      (c) Authorized Representatives. From time to time the Issuer will furnish the Authenticating Agent with a certificate or similar form of evidence of the Issuer demonstrating the incumbency of officers authorized to execute Securities and Issuer Orders on behalf of the Issuer (an "Authorized Representative"). Until the Authenticating Agent receives a subsequent incumbency certificate or similar form of evidence of the Issuer, the Authenticating Agent shall be entitled to rely on the last such certificate or similar form of evidence delivered to it for purposes of determining the Authorized Representatives.

      (d) Reliance on an Issuer Order. The Authenticating Agent shall incur no liability to the Issuer in acting hereunder on instructions which the recipient believed in good faith to have been given by an Authorized Representative.

      SECTION 4. Liability. Neither the Bank nor its officers or employees shall be liable for any act or omission hereunder except in the case of gross negligence or willful misconduct. The duties and obligations of the Bank, its officers and employees shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. The Bank may consult with counsel and shall be fully protected in any action taken in good faith in accordance with the advice of counsel. Neither the Bank nor its officers or employees shall be required to ascertain whether any issuance or sale of Securities (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer is a party (whether or not the Bank is also a party of such other agreement).

      SECTION 5. Indemnification. The Issuer agrees to indemnify and hold harmless the Bank, its directors, officers, employees and agents from and against any and all liabilities (including liability for penalties), losses, claims, damages, actions, suits, judgments, demands, costs and expenses (including reasonable legal fees and expenses) relating to or arising out of or in connection with its or their performance under this Agreement, except to the extent that they are caused by the gross negligence or willful misconduct of the Bank. The foregoing indemnity includes, but is not limited to, any action taken or omitted in good faith within the scope of this Agreement upon telephone, telecopier or other electronically transmitted instructions, if authorized herein, received from or believed by the Bank in good faith to have been given by an Authorized Representative. In no event shall the Bank be liable for special, indirect or


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consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action. This indemnity shall survive the resignation or removal of the Bank and the satisfaction or termination of this Agreement.

      SECTION 6. The Trustee. Deutsche Bank Trust Company Americas, in its capacity as Trustee hereunder shall be afforded all of the rights, powers, immunities and indemnities set forth in the Indenture as if such rights, powers, immunities and indemnities were specifically set forth herein.

      SECTION 7. Compensation of the Bank. The Issuer agrees to pay the compensation of the Bank at such rates as shall be agreed upon from time to time and to reimburse the Bank its out-of-pocket expenses (including reasonable legal fees and expenses), disbursements and advances incurred or made in accordance with any provisions of this Agreement. The obligations of the Issuer to the Bank pursuant to this Section shall survive the resignation or removal of the Bank and the satisfaction or termination of this Agreement.

      SECTION 8. Notices. Notices and other communications hereunder shall be in writing and shall be addressed as follows, or to such other addresses as the parties hereto shall specify from time to time:

      (i) if to the Issuer:

      JPMorgan Chase & Co.
      270 Park Avenue
      New York, New York 10017
      Attention: Neila Radin
      Phone: (212) 270-0938
      Fax: (212) 270-1222

      (ii) if to the Bank:

      JPMorgan Chase Bank, National Association
      Institutional Trust Services
      4 New York Plaza, 15th Floor
      New York, New York 10004
      Attention: Bill Lee
      Phone:   (212) 623-5340
      Fax:     (212) 623-6274

      (iii) if to the Trustee:

      Deutsche Bank Trust Company Americas
      (f/k/a Bankers Trust Company)
      Trust & Securities Services


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

      60 Wall Street
      MS NYC60-2710
      New York, New York 10005-2858
      Attention: Irina Golovashchuk
      Phone:   (212) 250-2191
      Fax:     (212) 797-8614

      SECTION 9. Resignation or Removal of Bank. (a) Resignation by Bank. Subject to Section 9(c) the Bank may at any time resign in its capacity as any agent designated hereunder by giving written notice to the Issuer (and, in the case of resignation in its capacity as the Authenticating Agent, to the Trustee) of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall be not less than three months after the giving of such notice by the Bank to the Issuer and, if applicable, to the Trustee.

      (b) Removal by Issuer. The Issuer may at any time remove the Bank in its capacity as any agent designated hereunder by giving written notice to the Bank specifying such capacity upon which the removal relates and the date upon which it is intended to become effective.

      (c) Effective Date. Such resignation or removal shall take effect on the date of the appointment by the Issuer (and if applicable, the Trustee) of a successor agent and the acceptance of such appointment by such successor agent. In the event of resignation by the Bank in any capacity, if a successor agent has not been appointed by the Issuer within three months after the giving of notice by the Bank of its intention to resign in such capacity, the Bank may, at the expense of the Issuer, petition any court of competent jurisdiction for appointment of a successor Bank.

      SECTION 10. Benefit of Agreement. This Agreement is solely for the benefit of the parties hereto, their successors and assigns, and no other person shall acquire or have any right under or by virtue hereof.

      SECTION 11. Securities Held by the Bank. The Bank, in its individual or other capacity, may become the owner or pledgee of the Securities with the same rights it would have if it were not acting as the Paying Agent, the Registrar and Transfer Agent or the Authenticating Agent hereunder.

      SECTION 12. Governing Law. This Agreement is to be delivered and performed in the State of New York, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

      SECTION 13. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts. Each such counterpart, when so executed and delivered,


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shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 14. Capitalized Terms. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Indenture.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the date and year first above written.

                                                 JPMORGAN CHASE & CO.

                                                 By: /s/ Louis M. Morrell
                                                     ---------------------------
                                                     Name:  Louis M. Morrell
                                                     Title: Managing Director

                                                 JPMORGAN CHASE BANK,
                                                   NATIONAL ASSOCIATION

                                                 By: /s/ Tai Bill Lee
                                                     ---------------------------
                                                     Name:  Tai Bill Lee
                                                     Title: Vice President

                                                 DEUTSCHE BANK TRUST COMPANY
                                                   AMERICAS (f/k/a Bankers Trust
                                                   Company)

                                                 By: /s/ Irina Golovashchuk
                                                     ---------------------------
                                                     Name:  Irina Golovashchuk
                                                     Title: Associate


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